Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of U.S. Energy Corp. on Form S-3 of our report dated March 30, 2020 on the consolidated financial statements of US Energy Corp., appearing in the Annual Report on Form 10-K of U.S. Energy Corp. for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this registration statement.

/s/ Plante & Moran, PLLC

Denver, Colorado
September 18, 2020